As filed with the Securities and Exchange Commission on August 24, 2023

Registration No. 333-273940

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

(Amendment No. 2)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Park City Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	37-1454128
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5282 South Commerce Drive, Suite D292

Murray, Utah 84107

(435) 645-2000

(Address, including zip code, and telephone number,

including area code of Registrant’s principal executive offices)

Randall K. Fields

Chief Executive Officer

Park City Group, Inc.

5282 South Commerce Drive, Suite D292

Murray, Utah 84107

(435) 645-2000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Randall K. Fields Chief Executive Officer Park City Group, Inc. 5282 South Commerce Drive, Suite D292 Murray, Utah 84107 (435) 645-2000	Daniel W. Rumsey, Esq. Jack Kennedy, Esq. Disclosure Law Group, a Professional Corporation 655 West Broadway, Suite 870 San Diego, CA 92101 (619) 272-7050

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Park City Group, Inc. is hereby filing this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-273940), originally filed on August 11, 2023 (the “Registration Statement”), as an exhibit-only filing to file an updated opinion and consent of Disclosure Law Group, a Professional Corporation, filed herewith as Exhibits 5.1 and 23.1, respectively (the “Opinion and Consent”). Accordingly, this Pre-Effective Amendment No. 2 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Opinion and Consent filed herewith as Exhibits 5.1 and 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS

1.1*	Form of Underwriting Agreement
1.2*	Form of Placement Agent Agreement
4.1*	Form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate
4.2*	Form of any warrant agreement with respect to each particular series of warrants issued hereunder
4.3*	Form of any warrant agency agreement with respect to each particular series of warrants issued hereunder
4.4*	Form of any unit agreement with respect to any unit issued hereunder
5.1**	Opinion of Disclosure Law Group, a Professional Corporation
23.1**	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
23.2+	Consent of Independent Registered Public Accounting Firm – Haynie & Company
24+	Power of Attorney (located on signature page)
107+	Filing Fees Exhibit

*	To be filed, if necessary, by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.
**	Filed herewith.
+	Previously filed as an exhibit to the Pre-Effective Amendment No. 1 to the Registration on Form S-3, filed August 23, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray, State of Utah, on this 24th day of August, 2023.

Park City Group, Inc.

By:	/s/ Randall K. Fields
Randall K. Fields Chief Executive Officer, Chair of the Board and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randall K. Fields	Chief Executive Officer,	August 24, 2023
Randall K. Fields	Chair of the Board and Director
(Principal Executive Officer)

/s/ *	Chief Financial Officer	August 24, 2023
John Merrill	(Principal Financial and Accounting Officer)

/s/ *	Director	August 24, 2023
Robert W. Allen

/s/ *	Director	August 24, 2023
Peter J. Larkin

/s/ *	Director	August 24, 2023
Ronald C. Hodge

* By: /s/ Randall K. Fields
Randall K. Fields, attorney-in-fact